UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 29, 2008

WORKSTREAM INC.

(Exact Name of Registrant as Specified in Charter)

CANADA	001-15503	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

495 MARCH ROAD, SUITE 210, OTTAWA, ONTARIO, CANADA K2K-3G1

(Address of Principal Executive Offices) (Zip Code)

(613) 270-0619

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 29, 2008, Workstream Inc. (the “Company”) entered into a separate Exchange Agreement (collectively, the “Exchange Agreements”) with each of the holders of its Special Warrants (collectively, the “Investors”) pursuant to which, among other things, each Investor exchanged its Special Warrant for a senior secured note (each, a “Note” and collectively, the “Notes”), in the original principal amount equal to the original purchase price of its Special Warrant (totaling, in the aggregate, approximately $19,000,000). Each Note is secured by a lien on all of the assets of the Company and its subsidiaries pursuant to the terms of a Security Agreement among the Company, its subsidiaries and each Investor (the “Security Agreement”). Interest on each Note accrues at an annual rate of 7%. The interest rate will increase to 12% per year if the Company has not repaid at least 50% of the sum of the original principal amount of the Note plus all accrued but unpaid interest and late charges, if any, upon the one-year anniversary of the issuance of the Note. Interest is payable at maturity of each Note, which is August 29, 2010. Upon the occurrence of an event of default, as defined in the Notes, an Investor may require the Company to redeem all or a portion of such Investor’s Note at a price equal to 110% of the sum of the principal amount of the Note, accrued and unpaid interest and late fees, if any, to be redeemed. Upon a Disposition (as defined in the Notes) of assets, the Company has agreed to use 75% of the gross proceeds from such Disposition to redeem the Notes (on a pro rata basis among the Investors) and 25% (such amount not to exceed $2,500,000) of the gross proceeds may be retained by the Company. In addition, in the event that the Company receives cash, cash equivalents or publicly-traded securities in an amount exceeding $2,000,000 in connection with the settlement of certain litigation involving the Company, the Company agrees to use 75% of the amount received in excess of $2,000,000 to redeem the Notes (on a pro rata basis among the Investors). Each Note contains customary covenants with which the Company must comply. Each subsidiary of the Company delivered a Guaranty pursuant to which it agreed to guarantee the obligations of the Company under each Note.

Pursuant to the terms of the Exchange Agreement, each Investor also exchanged the additional warrant held by it for a new warrant (each, a “New Warrant” and collectively, the “New Warrants”) exercisable for the same number of common shares at an exercise price of $.25 per share. All other material terms of the New Warrants are substantially the same as those contained in the warrants being exchanged, including the existence of anti-dilution provisions that provide for a full adjustment of the exercise price and the number of common shares to be issued in the event the Company, in certain circumstances, issues securities at a price below the exercise price of the New Warrants. Each New Warrant must be exercised on or prior to August 3, 2012 or it will expire by its terms.

The Company and each of the Investors also entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to register for resale under the Securities Act of 1933 the common shares issuable upon exercise of the New Warrants in the event any of the Investors are unable to sell any “registrable securities” (as defined in the Registration Rights Agreement) without restriction under Rule 144. If the Company fails to comply with the filing and effectiveness deadlines set forth in the Registration Rights Agreement, the Company must pay to the Investor an amount in cash equal to 1% of the original principal amount of such Investor’s Note and each thirty-day period occurring after any breach of the foregoing.

A copy of the form of Exchange Agreement is attached as Exhibit 10.1. A copy of the form of Note is attached as Exhibit 10.2. A copy of the Security Agreement is attached as Exhibit 10.3. A copy of the form of Guaranty is attached as Exhibit 10.4. A copy of the form of New Warrant is attached as Exhibit 4.1. A copy of the Registration Rights Agreement is attached as Exhibit 4.2. The descriptions contained herein are qualified by reference to the documents attached hereto.

On September 2, 2008, the Company issued a press release announcing that it had entered into the Exchange Agreement and consummated the transactions contemplated thereby. The full text of such press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of New Warrant

4.2	Amended and Restated Registration Rights Agreement dated August 29, 2008 among the Company and the Investors

10.1	Form of Exchange Agreement dated as of August 29, 2008 among the Company and each Investor

10.2	Form of Note

10.3	Security Agreement dated as of August 29, 2008 among the Company, each subsidiary of the Company and each Investor

10.4	Form of Guaranty dated August 29, 2008

99.1	Press release issued by the Company on September 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSTREAM INC.

Dated: September 5, 2008	By:	/s/ Steve Purello
Name: Stephen Purello Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of New Warrant

4.2	Amended and Restated Registration Rights Agreement dated August 29, 2008 among the Company and the Investors

10.1	Form of Exchange Agreement dated as of August 29, 2008 among the Company and each Investor

10.2	Form of Note

10.3	Security Agreement dated as of August 29, 2008 among the Company, each subsidiary of the Company and each Investor

10.4	Form of Guaranty dated August 29, 2008

99.1	Press release issued by the Company on September 2, 2008